CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the Prospectus/Proxy Statement (the "Prospectus\Proxy") and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of Evergreen Municipal Trust of our report dated July 8, 1997 relating to the financial statements and financial highlights of Evergreen High Grade Tax Free Fund (the "Fund") appearing in the Fund's May 31, 1997 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Proxy.

Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York  10036                              /s/Price Watershouse LLP
April 20, 1998

                             Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the incorporation by reference to the Registration Statement on Form N-14AE and related Prospectus/Proxy Statement of Evergreen Municipal Trust (Evergreen High Grade Tax Free Fund), of this reference and of our report dated August 12, 1997 on the CoreFunds, Inc.
Intermediate Municipal Bond Fund.




                                                           /s/ERNST & YOUNG LLP


Philadelphia, Pennsylvania
April 20, 1998